EXHIBIT 99.1
Upland Software Reports Third Quarter 2019 Financial Results
AUSTIN, Texas, November 7, 2019 /Businesswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, today announced financial and operating results for the third quarter of 2019 and provided guidance for its fourth quarter and full year of 2019.
Third Quarter 2019 Financial Highlights
•Total revenue was $55.1 million, an increase of 48% from $37.1 million in the third quarter of 2018.
•Subscription and support revenue was $51.1 million, an increase of 51% from $33.9 million in the third quarter of 2018.
•GAAP net loss was $12.3 million, or a loss of $0.50 cents per share, compared to a GAAP net loss of $4.3 million, or a loss of $0.21 cents per share, in the third quarter of 2018.
•Adjusted EBITDA was $20.7 million, or 38% of total revenue, an increase of 58% from $13.1 million, or 35% of total revenue, in the third quarter of 2018.
•Cash on hand as of the end of the third quarter was $113.3 million.
•Closed a $410 million credit agreement to provide additional capital for growth.

“Q3 was a record quarter with strong revenue growth, record Adjusted EBITDA, and a host of innovative product releases,” said Jack McDonald, chairman and CEO of Upland Software. “In addition, since the end of Q2, we have closed three strategic and accretive acquisitions that have taken Upland to a $259 million revenue run-rate and a $99 million Adjusted EBITDA run-rate. Our M&A pipeline is robust, we are actively pursuing additional strategic acquisition opportunities, and as our strong Q4 and full year guidance reflects, we are looking forward to a strong end to the year.”
Third Quarter Business Highlights
•Since the beginning of Q3, closed three strategic and accretive acquisitions that together added $41 million in total revenue and $18 million in Adjusted EBITDA, including CIMPL, which added telecom expense management to our Project & IT Management cloud; InGenius, which added computer telephony integration to our Contact Center Productivity solution suite; and Altify, which added a robust customer revenue optimization capability, forming the core of our new Sales Optimization solution suite (InGenius and Altify closed just after the end of the third quarter).
•Expanded 204 existing customer relationships, including 24 major expansions, and added 95 new customer relationships, including 22 major accounts.
•Delivered 4 major releases and 30 feature packs, including launch of fully-integrated Upland Professional Services Automation solution, integration between our RFP and Workflow Automation solutions, and enhancement of data security compliance capabilities with secure document capture and cloud fax platform for Legal, Financial, and Healthcare sectors.
•Earned listing on U.K. Government's G-Cloud Framework for eight key Upland products, which enables U.K. public sector customers to easily purchase without having to run a full tender or competition procurement process.

Business Outlook
For the quarter ending December 31, 2019, Upland expects reported total revenue to be between $61.2 and $64.2 million, including subscription and support revenue between $57.6 and $60.0 million, for growth in recurring revenue of 41% at the mid-point over the quarter-ended December 31, 2018. Fourth quarter 2019 Adjusted EBITDA is expected to be between $23.4 and $24.8 million, for an Adjusted EBITDA margin of roughly 38% at the mid-point, representing growth of 44% at the mid-point over the quarter-ended December 31, 2018.

For the full year ending December 31, 2019, Upland expects reported total revenue to be between $217.8 and $220.8 million, including subscription and support revenue between $202.4 and $204.8 million, for growth in recurring revenue of 49% at the mid-point over the year ended December 31, 2018. Full year 2019 Adjusted EBITDA is expected to be between $81.0 and $82.4 million, for an Adjusted EBITDA margin of 37% at the mid-point, representing growth of 54% at the mid-point over the year ended December 31, 2018.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 1378274. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com for twelve months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100 percent customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.
Upland defines annual net dollar retention rate (NDRR) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. This measure excludes the revenue value of uncontracted overage fees and on-demand service fees.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law.

These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
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Investor Relations Contact:
Mike Hill
Upland Software
512-960-1031
investor-relations@uplandsoftware.com

Media Contact:
Christina Turner
Media@uplandsoftware.com
833-875-2631

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, unaudited, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue:
Subscription and support	$51,059	$33,919	$144,757	$94,802
Perpetual license	975	915	2,207	3,224
Total product revenue	52,034	34,834	146,964	98,026
Professional services	3,031	2,310	9,607	6,679
Total revenue	55,065	37,144	156,571	104,705
Cost of revenue:
Subscription and support	14,678	10,566	42,574	29,395
Professional services	1,995	1,517	5,470	4,182
Total cost of revenue	16,673	12,083	48,044	33,577
Gross profit	38,392	25,061	108,527	71,128
Operating expenses:
Sales and marketing	8,709	5,299	23,680	14,955
Research and development	7,434	5,400	20,840	15,577
Refundable Canadian tax credits	(133)	(99)	(304)	(404)
General and administrative	12,196	8,011	34,232	23,475
Depreciation and amortization	6,427	3,606	17,430	9,589
Acquisition-related expenses	7,457	2,497	24,444	8,739
Total operating expenses	42,090	24,714	120,322	71,931
Loss from operations	(3,698)	347	(11,795)	(803)
Other expense:
Interest expense, net	(5,517)	(3,118)	(15,879)	(8,755)
Loss on debt extinguishment	(2,317)	—	(2,317)	—
Other expense, net	(228)	(744)	(1,681)	(965)
Total other expense	(8,062)	(3,862)	(19,877)	(9,720)
Loss before provision for income taxes	(11,760)	(3,515)	(31,672)	(10,523)
Benefit from (provision for) income taxes	(547)	(735)	6,166	(2,118)
Net loss	$(12,307)	$(4,250)	$(25,506)	$(12,641)
Net income (loss) per common share:
Basic	$(0.50)	$(0.21)	$(1.13)	$(0.63)
Weighted average common shares outstanding:
Basic	24,568,483	20,089,919	22,550,232	19,916,907

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$113,306	$16,738
Accounts receivable, net of allowance	39,432	40,841
Deferred commissions, current	3,363	2,633
Unbilled receivables	4,827	3,694
Prepaid and other	4,898	3,382
Total current assets	165,826	67,288
Canadian tax credits receivable	2,885	1,573
Property and equipment, net	3,468	2,827
Operating lease right-of-use asset	5,692	—
Intangible assets, net	212,645	179,572
Goodwill	282,833	225,322
Deferred commissions, noncurrent	9,274	6,292
Other assets	789	324
Total assets	$683,412	$483,198
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,409	$3,494
Accrued compensation	6,430	6,581
Accrued expenses and other current liabilities	14,743	16,666
Deferred revenue	59,663	57,626
Due to sellers	17,383	17,267
Operating lease liabilities, current	2,045	—
Current maturities of notes payable	2,476	6,015
Total current liabilities	106,149	107,649
Notes payable, less current maturities	339,167	273,713
Deferred revenue, noncurrent	127	578
Operating lease liabilities, noncurrent	3,985	—
Noncurrent deferred tax liability, net	11,667	13,311
Other long-term liabilities	4,029	640
Total liabilities	465,124	395,891
Stockholders’ equity:
Common stock	3	2
Additional paid-in capital	344,637	180,481
Accumulated other comprehensive loss	(15,171)	(7,501)
Accumulated deficit	(111,181)	(85,675)
Total stockholders’ equity	218,288	87,307
Total liabilities and stockholders’ equity	$683,412	$483,198

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2019	2018

Operating activities
Net loss	$(25,506)	$(12,641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,722	14,604
Deferred income taxes	(11,176)	421
Amortization of deferred commissions	2,555	1,709
Foreign currency re-measurement loss	155	105
Non-cash interest and other expense	979	616
Non-cash stock compensation expense	18,716	10,380
Non-cash loss on debt extinguishment	2,317	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	6,405	3,173
Prepaids and other	(4,280)	(3,115)
Accounts payable	(903)	(679)
Accrued expenses and other liabilities	(5,037)	(7,097)
Deferred revenue	(2,893)	(2,679)
Net cash provided by operating activities	5,054	4,797
Investing activities
Purchase of property and equipment	(723)	(643)
Purchase of customer relationships	(438)	—
Purchase business combinations, net of cash acquired	(105,771)	(47,850)
Net cash used in investing activities	(106,932)	(48,493)
Financing activities
Payments on finance leases	(499)	(893)
Proceeds from notes payable, net of issuance costs	382,306	49,375
Payments on notes payable	(323,218)	(2,907)
Taxes paid related to net share settlement of equity awards	(6,108)	(4,642)
Issuance of common stock, net of issuance costs	151,549	858
Additional consideration paid to sellers of businesses	(5,886)	(4,294)
Net cash provided by financing activities	198,144	37,497
Effect of exchange rate fluctuations on cash	302	(38)
Change in cash and cash equivalents	96,568	(6,237)
Cash and cash equivalents, beginning of period	16,738	22,326
Cash and cash equivalents, end of period	$113,306	$16,089
Supplemental disclosures of cash flow information:
Cash paid for interest	$17,554	$8,170
Cash paid for taxes	$2,185	$2,480
Sales commissions paid, net of amortization of deferred commissions	$3,712	$1,327
Noncash investing and financing activities:
Business combination consideration including holdbacks and earnouts	$7,926	$13,281
Equipment acquired pursuant to capital lease obligations	$44	$—

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA:
Net loss	$(12,307)	$(4,250)	$(25,506)	$(12,641)
Add:
Depreciation and amortization expense	8,570	5,387	23,722	14,604
Interest expense, net	5,517	3,118	15,879	8,755
Other expense (income), net	228	744	1,681	965
Loss on debt extinguishment	2,317	—	2,317	—
Provision for income taxes	547	735	(6,166)	2,118
Stock-based compensation expense	7,187	3,781	18,716	10,380
Acquisition-related expense	7,457	2,497	24,444	8,739
Purchase accounting deferred revenue discount	1,176	1,052	2,458	3,470

Adjusted EBITDA	$20,692	$13,064	$57,545	$36,390

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$(12,307)	$(4,250)	$(25,506)	$(12,641)
Add:
Stock-based compensation expense	7,187	3,781	18,716	10,380
Amortization of purchased intangibles	8,012	4,844	22,053	12,945
Amortization of debt discount	414	212	979	616
Acquisition-related expense	7,457	2,497	24,444	8,739
Loss on debt extinguishment	2,317	—	2,317	—
Purchase accounting deferred revenue discount	1,176	1,052	2,458	3,470
Tax effect of adjustments above	(1,065)	(59)	(3,804)	(135)

Non-GAAP net income	$13,191	$8,077	$41,657	$23,374

Weighted average ordinary shares outstanding, basic	24,568,483	20,089,919	22,550,232	19,916,907
Weighted average ordinary shares outstanding, diluted	25,425,335	21,152,333	23,383,406	20,937,223
Non-GAAP earnings per share, basic	$0.54	$0.40	$1.85	$1.17
Non-GAAP earnings per share, diluted	$0.52	$0.38	$1.78	$1.12

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Stock-based compensation:
Cost of revenue	$250	$195	$763	$464
Research and development	683	383	1,637	871
Sales and marketing	508	169	1,012	368
General and administrative	5,746	3,034	15,304	8,677
Total	$7,187	$3,781	$18,716	$10,380

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Depreciation:
Cost of revenue	$197	$406	$716	$1,269
Operating expense	361	137	953	390
Total	$558	$543	$1,669	$1,659

Amortization:
Cost of revenue	$1,946	$1,375	$5,576	$3,746
Operating expense	6,066	3,469	16,477	9,199
Total	$8,012	$4,844	$22,053	$12,945